Exhibit 10.2

Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

Shenzhen Lohas World Co., Ltd.

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

And

Lohas Agricultural Information Technology Co., Ltd.

Shareholders’ Voting Rights Proxy Agreement (English Translation)

Shareholders’ Voting Rights Proxy Agreement

The Shareholders’ Voting Rights Proxy Agreement (hereinafter referred to as “the Agreement”) is executed on August month 16 day 2019 year by and among the following parties:

(1)	Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (hereinafter referred to as “WFOE”), a wholly foreign-owned company established and existing under Chinese law with unified social credit code of ;

(2)	Shareholder A: Shenzhen Lohas World Co., Ltd., a joint stock limited company established according to Chinese law with unified social credit code of;

(3)	Shareholder B: Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership), a limited partnership established under Chinese law with unified social credit code of;

(Shareholder A and Shareholder B are hereinafter referred to collectively as the “Shareholders”)

(4)	Loha Agricultural Information Technology Co., Ltd. (hereinafter referred to as “Company”), a limited liability company established and existing under Chinese law, with unified social credit code of.

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

In view of:

1.	The Shareholders are all the existing shareholders of the Company and collectively hold all the equity of the Company according to law; among them, Shenzhen Lohas World Co., Ltd. holds 99.3333% equity of the Company, and Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) holds 0.6667% equity of the Company; and

2.	The Shareholders intend to appoint an individual designated by the WFOE to exercise their voting rights in the Company as a shareholder, and the WFOE intends to appoint an individual to accept such delegation.

The Parties have agreed as follows through friendly consultation:

1.	Delegation of voting rights

1.1	The Shareholders hereby irrevocably undertake that they will execute a power of attorney separately upon the request of the WFOE after execution of the Agreement and authorize the individual (hereinafter referred to as the “Trustee”) appointed by the WFOE at that time to exercise the following rights (hereinafter collectively referred to as the “Entrusted Rights”) as a shareholder of the Company as stipulated in the Articles of Association in force at that time (as shown in Annex I in the Agreement; hereinafter referred to as the “Power of Attorney”):

(1)	Propose, convene and attend the shareholder meeting of the Company as the agent of the Shareholders;

(2)	Exercise the voting rights on behalf of the Shareholders on all matters that need to be discussed and resolved by the shareholder meeting, including but not limited to the disposal of the assets of the Company, the sale or transfer or pledge or disposal of all or part of the equity of the Company, the dissolution or liquidation of the Company, and the exercise of the rights enjoyed during liquidation according to law;

(3)	Appoint, elect and dismiss the Company’s legal representatives (chairman of the board), directors and supervisors on behalf of the Shareholders, and determine the appointment or dismissal of General Manager, Deputy Managers, principal financial officers and other senior management personnel;

(4)	Exercise the voting rights on behalf of the registered shareholders of the Company in the event of its bankruptcy;

(5)	Propose to convene an interim shareholder meeting;

(6)	Sign and file the documents at the relevant company registry; and

(7)	Other shareholder voting rights under the Articles of Association (including any other shareholder voting rights provided for by any amendment to these Articles).

1.2	The premise of above-mentioned authorization and delegation is that the WFOE agrees to the above-mentioned authorization and delegation to the Trustee. The Shareholders shall not revoke the entrustment and authorization made to the Trustee, unless the WFOE gives the Shareholders a written notice to remove or replace the Trustee. The Shareholders shall then appoint another person designated by the WFOE to exercise the above Entrusted Rights, and such new authorization and delegation shall supersede, immediately upon its grant, the original authorization and delegation. In addition, the Shareholders shall not revoke the Entrusted Rights made to the Trustee.

1.3	The Trustee shall perform the fiduciary duties in accordance with the law in a prudent and diligent manner within the scope of authorization provided herein; the Shareholders shall acknowledge and assume the corresponding responsibilities for any legal consequences arising from the exercise of the above mentioned Entrusted Rights by the Trustee.

1.4	The Shareholders hereby confirm that the Trustee may exercise the Entrusted Rights at its sole discretion without soliciting prior advice from the Company and the Shareholders. Any act of the Trustee in exercising the above mentioned Entrusted Rights shall be deemed to be the act of the Shareholders, and any document signed by the Trustee shall be deemed to be signed by the Shareholders.

1.5	Each of the Shareholders warrants that, without the prior written consent of the WFOE, it will not exercise any Entrusted Rights, or interfere in the exercise of the Entrusted Rights by the Trustee, but will make best efforts to cooperate with the Trustee in exercising such rights. Each Shareholder further agrees to execute promptly all reasonably necessary agreements, resolutions and other documents and to take all reasonably necessary actions to implement the provisions of the Agreement and to assist the Trustee in exercising Entrusted Rights.

2.	Right to information

For the purpose of exercising the Entrusted Rights under the Agreement, the Trustee shall be entitled to know about the operation, business, customers, finance, employees and other relevant information of the Company and have access to relevant materials of the Company, and the Company shall provide full cooperation with respect thereto.

3.	Exercise of Entrusted Rights

3.1	The Shareholders shall provide full assistance to the Trustee in exercising the Entrusted Rights, including, when necessary, signing the shareholder’s meeting resolutions adopted by the Trustee or other relevant legal documents in a timely manner (for example, in order to meet the filing requirement of documents required by government authority for examination and approval, registration and filing).

3.2	At any time during the term of the Agreement, if granting or exercise of Entrusted Rights under the Agreement (except for the default of Shareholders or the Company) cannot be achieved for any reason, the Parties shall immediately seek alternatives that are similar to unrealizable provisions, and shall enter into a supplementary agreement to amend or adjust the terms of the Agreement so that the purpose of the Agreement may continue to be achieved.

4.	Disclaimer and compensation

4.1	The Parties acknowledge that in no event shall the WFOE be required to assume any liability or provide any economic or other compensation to any other Party or any third party for the exercise of the Entrusted Rights under the Agreement by the individual designated by the WFOE.

4.2	The Shareholders agree to indemnify and hold the WFOE harmless from all losses incurred or likely to be incurred by the Trustee in the exercise of the Entrust Rights, including but not limited to any loss arising from any action, recourse, arbitration or claims by any third party against the WFOE or any administrative investigation or penalty by any governmental authorities, unless such losses are caused by any willful misconduct or gross negligence of the WFOE.

5.	Representations and Warranties

5.1	The Shareholders hereby separately and jointly make the following representations and warranties:

(1)	Each of the shareholders is a Chinese legal person with full capacity for civil conduct; each Shareholder has a complete and independent legal status and legal capacity, and can independently act as a litigation subject.

(2)	It has the full power and authorization to sign and deliver this Agreement and all other documents to be executed related to the transactions contemplated by this Agreement. It has the full power and authorization to consummate the transactions contemplated by this Agreement.

(3)	This Agreement shall be lawfully and duly executed and delivered by all Shareholders. This Agreement constitutes legal and binding obligations enforceable against the Shareholders in accordance with the provisions of this Agreement.

(4)	Each shareholder shall be the legal registered shareholder of the Company at the time of effectiveness of this Agreement. Except for the rights set forth in this Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement among the Shareholders and the Company and the WFOE, there is no third party right in the Entrusted Rights. Under this Agreement, the Trustee may fully exercise the Entrusted Rights in accordance with the then effective articles of association of the Company. .

5.2	The WFOE and the Company hereby severally represent and warrant as follows:

(1)	It is a limited liability company duly registered and legally existing in accordance with Chinese Law, with independent legal personality. It has full and independent legal status and legal capacity to sign, deliver and perform this Agreement, and can independently act as a litigation subject.

(2)	It has full power and authorization to sign and deliver this Agreement and all other documents to be executed relating to the transactions contemplated by this Agreement; it has full power and authority to consummate the transactions contemplated by this Agreement.

5.3	The Company further represents and warrants that each Shareholder is a legal owner of record of the Company at the time of effectiveness of this Agreement. Under this Agreement, the Trustee may fully exercise the Entrusted Rights in accordance with the then effective articles of association of the Company.

5.4	The Company and its Shareholders further represent and warrant that in the event of the merger, split, dissolution, liquidation bankruptcy or other occurrence that may affect Shareholders’ holding of ownership of the Company, any heir of the Shareholder shall be deemed to be a signatory to this Agreement and shall inherit/assume all his or her rights and obligations under this Agreement. The Company undertakes that it has made all appropriate arrangements and signed all necessary documents to ensure that the performance of this Agreement will not be affected or hindered in the event of the merger, split, dissolution, liquidation bankruptcy or other occurrence that may affect Shareholders’ holding of ownership of the Company.

6.	Confidentiality

6.1	For the purposes of this Agreement, the term “confidential information” includes, but not limited to, all or any part of the following information: any contract, agreement, memorandum, annex, draft or record (including this Agreement) signed by the Parties for the purposes of this Agreement; and any notice without statement that such notice includes public information, given by one Party to other Parties for the purposes of this Agreement. Upon termination of this Agreement, each Party shall return any documents, information or software containing confidential information to other Parties at the request of the other Parties or destroy them on its own, and delete all the confidential information from any relevant memory device, and shall refrain from using such confidential information.

6.2	Unless prior written consent of the Parties to this Agreement is obtained, any Party shall not disclose confidential information to any third party in any way.

6.3	Each party to the Agreement shall take necessary measures to limit the confidential information it knows or understands to its relevant staff, agents or consultants, and require them to strictly abide by this article and not to disclose the confidential information to any third party. Each party undertakes not to disclose confidential information obtained from other Parties to other people.

6.4	No party shall be deemed to unlawfully disclose confidential information in the following circumstances:

(1)	The information is already known to the public before it is leaked (except the leakage in violation of this article):

(2)	With the prior written consent of the Parties concerned:

(3)	Disclosure made in response to mandatory requirements of government departments or legal decrees, but the requirements of government departments must be issued in formal written documents, otherwise the Parties shall refuse to disclose any confidential information.

6.5	If one Party to the Agreement breaches the provisions of this article, it shall compensate the other Parties for their actual losses.

6.6	The Parties agree that this article shall remain in force regardless of whether or not this Agreement is amended, rescinded or terminated.

7.	Term of Agreement

7.1	Subject to the provisions of Articles 7.2 and 7.3 of this Agreement, this Agreement shall become effective on the date all Parties execute the Agreement. Unless terminated early by the Parties by written agreement or in accordance with the provisions of Article 7.4 or 9.1 of this Agreement, the Agreement shall remain valid for ten (10) years. Upon the expiration of this Agreement, unless the WFOE gives a non-renewal written notice to the other Parties 30 days prior to the expiration, this Agreement shall be renewed automatically thereafter for successive ten (10)-year terms, and so on.

7.2	The Parties to this Agreement shall complete the approval and registration procedures for extending their business terms within three months before the expiration of their respective business terms so that the term of this Agreement may continue to be extended.

7.3	If any of the Shareholders transfers all of its equity in the Company with the prior written consent of the WFOE, such Party shall cease to be a Party hereto, while the obligations and covenants of other Parties under this Agreement shall not be adversely affected in any way. If any Shareholder transfers all or part of its equity in the Company, such Shareholder undertakes to obtain written confirmation of the transferee of such equity whereby such transferee agrees to inherit and perform all liabilities, obligations and covenants of such Shareholder hereunder.

7.4	During the term of this Agreement, unless otherwise stipulated by law, the Shareholders or the Company shall not early terminate this Agreement. Notwithstanding the foregoing, the WFOE may at any time terminate this Agreement with a written notice being given to other Parties thirty (30) days in advance.

8.	Notice

All notices and other communications required or sent under this Agreement shall be sent to the following addresses of the party by personal delivery, registered post, postage prepayment or commercial express service or fax. Effective date of service of such notices shall be determined as follows:

If the notice is sent by personal delivery, express service or registered post or prepaid postage, the date of delivery shall be the effective date.

If the notice is sent by fax, the effective date of service shall be the date of successful transmission (evidenced by the automatically generated transmission confirmation information).

For the purpose of notice, the addresses of the parties are as follows:

The WFOE: Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled)

Fax: 0755-33093706

Shareholder A: Shenzhen Lohas World Co., Ltd.

Address: Room 408, Smart Valley Innovation Park Building, No. 1010 Bulong Road, Minzhi Street, Longhua New District, Shenzhen City

Fax: 0755-33093706

Shareholder B: Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

Address: Gongqingcheng Privately Offered Fund Innovation Park, Jiujiang City, Jiangxi Province

Fax: 0755-23613507

The Company: Lohas Agricultural Information Technology Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled) (Actual business address: Room125, Building No. 4, Nord Holiday Garden, Nanshan Street, Nanshan District, Shenzhen)

Fax: 0755-33093706

Either party may change the address at which it receives the notice by giving notice to the other parties at any time in accordance with the provisions of this article.

9.	Default Liability

9.1	The Parties agree and confirm that, if any party (hereinafter referred to as the “Defaulting Party”) materially breaches any provision hereof or materially fails to perform any obligation under this Agreement, it constitutes a breach of contract under this Agreement (hereinafter referred to as a “Default”), and any other non-Defaulting Party has the right to require the Defaulting Party to make corrections or take remedial measures within a reasonable period of time. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable period of time or within 15 days after the written notice provided by other non-Defaulting Party requesting for correction, then

(1)	In case the Defaulting Party is a Shareholder, the WFOE shall be entitled to terminate this Agreement and claim damages from the Defaulting Party.

(2)	If the WFOE is the Defaulting Party, the non-Defaulting Party shall have the right to claim damages from the Defaulting Party, but under no circumstances shall it have any right to terminate or suspend this Agreement unless otherwise provided by law.

9.2	Notwithstanding other provisions of this Agreement, the validity of this article shall not be affected by any termination or suspension of this Agreement.

10.	Others

10.1	This Agreement is drafted both in the English and Chinese languages, and both language versions shall be equally authentic. If there is any conflict between the two versions, the Chinese one shall prevail.

10.2	The Chinese version of this Agreement is made into 4 original copies, and each of the parties to this Agreement has one (1) copy.

10.3	The conclusion, entry into force, performance, modification, interpretation and termination of this Agreement shall be governed by Chinese law.

10.4	Any dispute arising under this Agreement or in connection with this Agreement shall be settled by the parties through consultation. In case the parties fail to reach an agreement within 30 days after the dispute arises, the dispute shall be submitted to the Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission) and arbitrated in Shenzhen, China, in accordance with the then effective arbitration rules of the Commission. The result of arbitration is final and binding on all parties to the dispute.

The arbitral tribunal may award compensation, compulsory relief (including, but not limited to, the need for the conduct of business or compulsory transfer of assets) for the Company’s equity or property rights or decide that the Company shall be liquidated. After the arbitral award takes effect, either party has the right to apply to the court with jurisdiction for the enforcement of the arbitral award. As a measure of property preservation or enforcement, at the request of the disputing party, the court with jurisdiction has the right to provide temporary relief measures to the disputing party while awaiting the formation of an arbitral tribunal or other appropriate circumstances permitted by law. Subject to the provisions of Chinese law, the courts of following places: (1) the Cayman Islands, (2) the place of incorporation of the Company, (3) the location of the NASDAQ Stock Market and (4) the place where the Company’s ultimate controlling shareholder or the Company’s main assets are located, shall have jurisdiction over the foregoing purposes.

10.5	Any rights, powers and remedies conferred upon each Party by any provision of this Agreement shall not exclude any other rights, powers or remedies enjoyed by that Party in accordance with the provisions of law and other provisions of this Agreement. At the same time, the exercise of a Party’s rights, powers and remedies does not preclude the exercise of other rights, powers and remedies enjoyed by that Party.

10.6	A Party’s failure to exercise or delay the exercise of any of its rights, powers and remedies under this Agreement or law will not result in the waiver of such rights. In addition, the waiver of any single or part of the Party’s rights shall not preclude the exercise of such rights in other ways and the exercise of the Party’s other rights.

10.7	The headings of each article of this Agreement are for convenience purposes only. In no case shall such headings be used for or affect the interpretation of the provisions of this Agreement.

10.8	Each article of this Agreement is separable and independent from any other article. At any time any one or more articles of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other articles of this Agreement shall not be affected.

10.9	Any amendment or supplement to this Agreement must be made in writing and duly signed by the Parties to this Agreement before it become effective.

10.10	Without the prior written consent of the other Parties, no Party may assign to any third party any of its rights and/or obligations under this Agreement.

10.11	This Agreement shall be binding on the lawful successors of all Parties.

(There is no text below this page)

(This is the signature page to the Proxy Agreement)

In witness whereof, the Parties have executed this Agreement on the date and at the place first written above.

Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Shenzhen Lohas World Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Yanhong Li
Name:	Yanhong Li
Title:	Authorized Representative of Executive Partner

Lohas Agricultural Information Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Annex I

Power of Attorney

This Power of Attorney has been signed by Shenzhen Lohas World Co. (“Shenzhen Lohas”), Ltd., a limited company established in accordance with Chinese law, (unified social credit code: XXX) on_____ MM_____ DD _____ YY, and issued in favor of _____(Domicile_____ , ID Card No. _____ ) (hereinafter referred to as “the Trustee”) designated by Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (“WFOE”).

Shenzhen Lohas hereby grants the Trustee full power and authority, and authorizes the Trustee to act as its agent and, in the name of Shenzhen Lohas, to exercise the following rights enjoyed by Shenzhen Lohas as a shareholder of Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as “the Company”):

(1)	To propose, convene and attend the shareholders’ meeting of the Company as the agent of Shenzhen Lohas ;

(2)	The Trustee, on behalf of Shenzhen Lohas , exercises the voting rights on all matters requiring discussion and resolution by the shareholders’ meeting, including but not limited to disposal of the Company’s assets, sale or transfer or pledge or disposal of all or part of the Company’s equity, dissolution or liquidation of the Company, and exercise the rights enjoyed during liquidation according to law;

(3)	To appoint, elect and dismiss the Company’s legal representatives (Chairman), directors and supervisors on behalf of Shenzhen Lohas, and to decide to employ or dismiss senior managers such as general manager, deputy manager and financial officer.

(4)	Exercise voting rights on behalf of Shenzhen Lohas in case of bankruptcy;

(5)	Sign documents and file them with the relevant company registry as Shenzhen Lohas’ agent.

(6)	As the agent of Shenzhen Lohas, the Trustee proposes to hold an interim meeting of Shareholders; and

(7)	As the agent of Shenzhen Lohas, the Trustee exercises the voting rights of other shareholders under the articles of association of the Company (including any other shareholders’ voting rights provided for in any amendment to these Articles).

Shenzhen Lohas hereby irrevocably confirms that unless the WFOE issues an order for the replacement of the Trustee, the validity of this authorization shall extend to the expiration or early termination of the Shareholders’ Voting Rights Proxy Agreement signed by the WFOE, the Company and its Shareholders on ____MM ____DD____YY.

Hereby authorize here.

Shenzhen Lohas World Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Power of Attorney

This Power of Attorney is signed by Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (“Gongqingcheng Baorui”) which is established according to the Chinese Law (with unified social credit code of XX) on (DD/MM/YY), and issued in favor of Zhang Yanyue (Domicile_Yisibo Building, Shenzhen____ , ID Card No. ) (hereinafter referred to as the “Trustee”) designated by Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (the “WFOE”).

Gongqingcheng Baorui hereby grants the Trustee full power and authority, and authorize the Trustee to act as its agent, and to exercise the following rights in the name of Gongqingcheng Baorui as a shareholder of Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as the “Company”):

(1)	To propose, convene and attend the shareholders’ meeting of the Company as the agent of Gongqingcheng Baorui ;

(2)	The Trustee, on behalf of Gongqingcheng Baorui, exercises the voting rights on all matters requiring discussion and resolution by the shareholders’ meeting, including but not limited to disposal of the Company’s assets, sale or transfer or pledge or disposal of all or part of the Company’s equity, dissolution or liquidation of the Company, and exercise the rights enjoyed during liquidation according to law;

(3)	To appoint, elect and dismiss the Company’s legal representatives (chairman of the board), directors and supervisors on behalf of Gongqingcheng Baorui, and decide to employ or dismiss senior managers such as general manager, deputy manager as well as financial director.

(4)	Exercise voting rights on behalf of Gongqingcheng Baorui in case of bankruptcy;

(5)	Sign documents and file them in the relevant company registry as the agent of Gongqingcheng Baorui.

(6)	Shall propose the convening of an interim shareholders’ meeting as an agent of Gongqingcheng Baorui; and

(7)	As the agent of Gongqingcheng Baorui, the Trustee exercises the voting rights of other shareholders under the articles of association of the Company (including any other shareholders’ voting rights provided for in any amendment to these Articles).

Gongqingcheng Baorui hereby irrevocably confirms that unless the WFOE issues an order for the replacement of the Trustee, the validity of this authorization shall continue until the expiration or early termination of the Shareholders’ Voting Rights Proxy Agreement signed by the WFOE, the Company as well as the Shareholders of the Company on 16/08/2019 (DD/MM/YY).

Hereby authorize here.

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Yanhong Li
Name:
Title: